Exhibit 8.1

Sullivan &Worcester LLP One Post Office Square Boston, MA 02109	617 338 2800 sullivanlaw.com

June 2, 2025

American Tower Corporation

116 Huntington Avenue, 11th Floor

Boston, MA 02116

Ladies and Gentlemen:

The following opinion is furnished to American Tower Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Registration Statement on Form S-3 filed on the date hereof (including the prospectus forming a part thereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

We have acted as tax counsel for the Company in connection with the preparation of the Registration Statement. We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s restated certificate of incorporation; (ii) the Registration Statement; (iii) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 (the “Form 10-K”, which is incorporated by reference into the Registration Statement); and (iv) the Company’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2025 (the “Form 10-Q”, which is incorporated by reference into the Registration Statement, and together with the Form 10-K, the “Periodic Filings”). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted, or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted, and filed, as applicable, without material modification.

BOSTON  LONDON   NEW YORK  TEL AVIV  WASHINGTON, DC

American Tower Corporation

June 2, 2025

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”). No assurance can be given that Tax Laws will not change. In the discussions with respect to Tax Laws matters in the sections of the Registration Statement captioned “Material U.S. Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT”, “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock”, and “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the Registration Statement or in the Periodic Filings, or in any exhibits thereto or any documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement or in the Periodic Filings, or in any exhibits thereto or any documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement or in the Periodic Filings, or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters in the sections of the Registration Statement captioned “Material U.S. Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT”, “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock”, and “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” in all material respects are, subject to the limitations set forth therein, the material Tax Laws consequences (a) of the Company’s qualification and taxation as a real estate investment trust under sections 856 through 860 of the Code and (b) relevant to holders of the classes of securities of the Company described therein; and (ii) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. Purchasers and holders of the Company’s securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Company’s securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP